[Execution] 6714464.7 AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment No. 5”), dated as of December 3, 2021, by and among Constellium Muscle Shoals LLC, a Delaware limited liability company (f/k/a Wise Alloys LLC) (“Muscle Shoals”), Constellium Rolled Products Ravenswood, LLC, a Delaware limited liability company (“Ravenswood”), Constellium Bowling Green LLC, a Delaware limited liability company (“Bowling Green” and together with Muscle Shoals and Ravenswood, the “Borrowers” and each, a “Borrower”), Constellium Holdings Muscle Shoals LLC, a Delaware limited liability company (f/k/a Wise Metals Group LLC) (“Muscle Shoals Holdings”), Constellium US Holdings I, LLC, a Delaware limited liability company (“CUSHI”), Constellium Property and Equipment Company, LLC, a Delaware limited liability company (“CPEC”), Constellium US Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate”), Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”), and the Lenders signatory hereto, amends that certain Amended and Restated Credit Agreement, dated as of February 20, 2019, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of May 10, 2019, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 24, 2020, Amendment No. 3 to Amended and Restated Credit Agreement, dated as of September 25, 2020 and Amendment No. 4 to Amended and Restated Credit Agreement, dated as of April 27, 2021 (the “Existing Credit Agreement”, and as amended hereby, the “Credit Agreement”), by and among the Borrowers, Muscle Shoals Holdings, CUSHI, CPEC, Intermediate, Constellium International S.A.S. (the “Parent Guarantor”), acting as successor by merger to Constellium Holdco II B.V., the Administrative Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to make certain amendments to the Existing Credit Agreement as set forth herein; and WHEREAS, the Lenders party hereto and the Administrative Agent have so agreed, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment No. 5. 1. Definitions. (a) Additional Definitions. On the Amendment No. 5 Effective Date, the Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following defined terms: “Amendment No. 5” means Amendment No. 5 to Amended and Restated Credit Agreement, dated as of December 3, 2021, by and among Administrative Agent, Lenders and Loan Parties, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “Amendment No. 5 Effective Date” means the first date on which the conditions precedent set forth in Section 3 of Amendment No. 5 are satisfied in accordance with Section 3 of Amendment No. 5.

2 “Constellium US Intermediate” means Constellium US Intermediate Holdings LLC, a Delaware limited liability company, and any permitted successors. “CUSHI” means Constellium US Holdings I, LLC, a Delaware limited liability company, and any permitted successors. (b) Interpretation. For purposes of this Amendment No. 5, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 5. 2. Amendments. On the Amendment No. 5 Effective Date, the Credit Agreement shall be deemed amended as follows: (a) Ravenswood Holdings. The Credit Agreement and the other Loan Documents are hereby amended by deleting the definition of “Ravenswood Holdings”; and all references to “Ravenswood Holdings” in the Credit Agreement and the other Loan Documents are hereby deleted and replaced with “CUSHI”. (b) Constellium Holding Companies. The definition of “Constellium Holding Company” is amended and restated in its entirety as follows: “Constellium Holding Company” means any of Constellium US Intermediate, CUSHI, Muscle Shoals Holdings and CPEC, or in each case, any permitted successor thereto. (c) Permitted Dispositions. (i) Clause (b) of Section 7.05 of the Credit Agreement is hereby amended and restated by (i) deleting “or” at the end of clause (iii), (ii) deleting “;” at the end of clause (iv) and replacing it with “, or”, and (iii) adding the following clause (v) immediately following clause (iv) thereof: “(v) the merger, consolidation or amalgamation of any Constellium Holding Company with or into any Borrower or any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is such Borrower or, if a Borrower is not a party to such transaction, a Subsidiary Loan Party, and no person other than a Borrower or Subsidiary Loan Party receives any consideration.” (ii) Clause (o) of Section 7.05 of the Credit Agreement is hereby amended and restated in its entirety as follows: “(o) (i) with respect to any Borrower, the sale of all or substantially all of the Accounts of such Borrower which are Qualified Receivables to a Receivables Subsidiary in one or more transactions, and (ii) with respect to any Receivables Subsidiary, the sale of all or substantially all of the applicable receivables of such Receivables Subsidiary in one or more transactions pursuant to any Qualified Receivables Financing.” (d) Account Debtor Restrictions. Schedule 1.01(h) to the Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule I attached hereto. 3. Amendment No. 5 Effective Date; Conditions Precedent to Amendments. The amendments set forth in Sections 1(a) and 2 shall become effective as of the date (the “Amendment No. 5 Effective Date”) on which each of the following conditions precedent have been satisfied:

3 (a) Administrative Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Administrative Agent, duly executed and delivered, and each such document shall be in full force and effect: (i) this Amendment No. 5 executed and delivered by duly authorized officers of each Loan Party, the Supermajority Revolving Facility Lenders and the Administrative Agent; (ii) the consent and reaffirmation agreement, substantially in the form of Exhibit A attached to this Amendment No. 5 (the “Consent and Reaffirmation”), executed and delivered by the Parent Guarantor; and (iii) each of the conditions precedent set forth in Schedule II hereto shall have been satisfied. (b) No Defaults or Events of Default under the Credit Agreement or any of the other Loan Documents shall exist or have occurred on the Amendment No. 5 Effective Date. 4. Miscellaneous. (a) Headings. The various headings of this Amendment No. 5 are inserted for convenience of reference only, are not part of this Amendment No. 5 and shall not affect the meaning or interpretation of this Amendment No. 5 or any provisions hereof. (b) Counterparts. This Amendment No. 5, any documents executed in connection herewith and any notices delivered under this Amendment No. 5 or the Credit Agreement, may be executed by the parties hereto by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Administrative Agent reserves the right, in its reasonable discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 5 or on any notice delivered to Administrative Agent under this Amendment No. 5. This Amendment No. 5 and any notices delivered hereunder and under the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which when taken together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 5 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of Amendment No. 5 or notice. (c) Interpretation. No provision of this Amendment No. 5 shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision. (d) Representations and Warranties. Each Loan Party party hereto hereby represents and warrants that, as of the date hereof and as of the Amendment No. 5 Effective Date: (i) this Amendment No. 5 and the Credit Agreement constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, subject to (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally,

4 (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (3) implied covenants of good faith and fair dealing; (ii) its execution, delivery and performance of this Amendment No. 5 and its performance of the Credit Agreement have been duly authorized by all necessary corporate, stockholder, partnership or limited liability company action, and do not and will not: (1) violate (a) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or bylaws of such Loan Party, (b) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (c) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (2) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (1) or (2) of this Section 4(d)(ii), would reasonably be expected to have, individually or in the aggregate a Material Adverse Effect, or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens; (iii) as of the Amendment No. 5 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects; and (iv) after giving effect to this Amendment No. 5, (1) no Default or Event of Default has occurred and is continuing and (2) each representation and warranty of such Loan Party contained in the Credit Agreement and in each other Loan Document to which it is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date). (e) Ratification. Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Agreement and each other Loan Document to which it is a party, (ii) ratifies and reaffirms the grant of liens or security interests over its property pursuant to the Loan Documents and confirms that such liens and security interests continue to secure the ABL Finance Obligations, (iii) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents and (iv) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement with respect to any amendment, consent or waiver with respect to the Credit Agreement or other Loan Documents. (f) Governing Law. THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO, THIS AMENDMENT NO. 5.

5 (g) Effect. Upon the occurrence of the Amendment No. 5 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement and each reference in the other Loan Documents to the Existing Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement. Except as expressly provided in this Amendment No. 5, all of the terms, conditions and provisions of the Existing Credit Agreement and the other Loan Documents shall remain the same. This Amendment No. 5 shall constitute a Loan Document for purposes of the Credit Agreement. (h) No Other Waiver. Except as specifically set forth in this Amendment No. 5, the execution, delivery and effectiveness of this Amendment No. 5 shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or any other Loan Document or of any Default or Event of Default that may have occurred and be continuing or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. (i) Administrative Agent’s Expenses. The Borrowers hereby agree to promptly reimburse the Administrative Agent for all of the reasonable and documented out-of-pocket expenses and customary administrative charges incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 5. [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 as of the day and year first above written.

CONSTELLIUM HOLDINGS MUSCLE SHOALS LLC

By: ______________________________
Name: Terrence Woods
Title: Chief Financial Officer

CONSTELLIUM MUSCLE SHOALS LLC

By: ______________________________
Name: Terrence Woods
Title: Chief Financial Officer

CONSTELLIUM US HOLDINGS I, LLC

By: ______________________________
Name: Ryan Wentling
Title: Chief Financial Officer

CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC

By: ______________________________
Name: Derek Scantlin
Title: Chief Financial Officer

CONSTELLIUM BOWLING GREEN LLC

By: ______________________________
Name: Dustin Killen
Title: Chief Financial Officer

CONSTELLIUM PROPERTY AND EQUIPMENT COMPANY, LLC

By: ______________________________
Name: Rina E. Teran
Title: Vice President and Secretary

CONSTELLIUM US INTERMEDIATE HOLDINGS LLC

By: ______________________________
Name: Peter R. Matt
Title: President & Chief Financial Officer

[Amendment No. 5 to Amended and Restated Credit Agreement (Constellium)]

[Amendment No. 5 to Amended and Restated Credit Agreement (Constellium)]  WELLS FARGO BANK, NATIONAL  ASSOCIATION, as Administrative Agent, Collateral  Agent, L/C Issuer, Swing Line Lender and Lender    By:    Name: Brandi Petrucci    Title: Authorized Signatory, Director  Brandi Petrucci Digitally signed by Brandi Petrucci Date: 2021.12.01 08:45:06 -06'00'

[Amendment No. 5 to Amended and Restated Credit Agreement (Constellium)] DEUTSCHE BANK AG NEW YORK BRANCH, as Lender By: Name: Title: By: Name: Title: Philip�Tancorra Vice�President philip.tancorra@db.com 212-250-6576

[Amendment No. 5 to Amended and Restated Credit Agreement (Constellium)] GOLDMAN SACHS BANK USA, as Lender By: Name: Title:

[Amendment No. 5 to Amended and Restated Credit Agreement (Constellium)] BARCLAYS BANK PLC, as Lender By: Name: Jake Lam Title: Assistant Vice President

[Amendment No. 5 to Amended and Restated Credit Agreement (Constellium)] CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender By: Name: William O’Daly Title: Authorized Signatory By: Name: Michael Dieffenbacher Title: Authorized Signatory

[Amendment No. 5 to Amended and Restated Credit Agreement (Constellium)] BANK OF THE WEST, as Lender By: Name: Karim B. Smires Title: Director, Relationship Manage

EXHIBIT A To Amendment No. 5 To Amended and Restated Credit Agreement Consent and Reaffirmation December 3, 2021 Constellium International S.A.S. (the “Parent Guarantor”) hereby acknowledges receipt of a copy of the foregoing Amendment No. 5 dated as of the date hereof (the “Amendment No. 5”) by and among Constellium Muscle Shoals LLC (f/k/a Wise Alloys LLC) (“Muscle Shoals”), Constellium Rolled Products Ravenswood, LLC (“Ravenswood”), Constellium Bowling Green LLC (“Bowling Green” and together with Muscle Shoals and Ravenswood, the “Borrowers” and each, a “Borrower”), Constellium Holdings Muscle Shoals LLC (f/k/a Wise Metals Group LLC) (“Muscle Shoals Holdings”), Constellium US Holdings I, LLC (“CUSHI”), Constellium Property and Equipment Company, LLC (“CPEC”), Constellium US Intermediate Holdings LLC (“Intermediate”), Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”), and the Lenders signatory thereto, amending that certain Amended and Restated Credit Agreement, dated as of February 20, 2019 and as amended by Amendment No. 1 thereto, dated May 10, 2019, Amendment No. 2 thereto, dated April 24, 2020, Amendment No. 3 thereto, dated September 25, 2020 and Amendment No. 4 to Amended and Restated Credit Agreement, dated as of April 27, 2021 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Amendment No. 5, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, Muscle Shoals Holdings, CUSHI, CPEC, Intermediate, the Administrative Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The Parent Guarantor hereby (1) ratifies and reaffirms all of its obligations and covenants, including, without limitation, the ABL Credit Obligations applicable to it, under the Credit Agreement, provided, that, notwithstanding anything to the contrary set forth in the Credit Agreement, the “ABL Credit Obligations” of Parent Guarantor under the Credit Agreement shall not include Term Loan A-2 Obligations, (2) ratifies and reaffirms all of its obligations and covenants under that certain Amended and Restated Guarantee and Collateral Agreement, dated as of February 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by and among the Borrowers, Muscle Shoals Holdings, CUSHI, CPEC, Intermediate, the Parent Guarantor, the Administrative Agent and each subsidiary of a Borrower identified therein, provided, that, notwithstanding anything to the contrary set forth in the Guarantee and Collateral Agreement, the “Obligations” and “Guaranteed Obligations” of Parent Guarantor thereunder shall not include Term Loan A-2 Obligations, (3) agrees that neither such ratification and reaffirmation provided for in clauses (1) and (2), nor the Administrative Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Parent Guarantor with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents, (4) agrees that none of the terms and conditions of the Amendment No. 5 shall limit or diminish its payment and performance obligations, contingent or otherwise, under the Credit Agreement and the Guarantee and Collateral Agreement and (5) agrees that both the Credit Agreement and the Guarantee and Collateral Agreement, as modified by the provisos in clauses (1) and (2) above, remain in full force and effect and each is hereby reaffirmed, ratified and confirmed. [Signature Page Follows]

[Consent and Reaffirmation (Constellium)] CONSTELLIUM INTERNATIONAL S.A.S., as Parent Guarantor By:_____________________________________ Name: Title

SCHEDULE I To Amendment No. 5 To Amended and Restated Credit Agreement Schedule 1.01(h) Account Debtor Restrictions In the case of Accounts (i) owing by Account Debtors (other than Anheuser-Busch and The Boeing Company) with respect to which more than one hundred twenty (120) days have elapsed since the date of the original invoice therefor or which is more than sixty (60) days past due, (ii) owing by The Boeing Company with respect to which more than one hundred thirty (130) days have elapsed since the date of the original invoice therefor or which is more than sixty (60) days past due, and (iii) owing by Anheuser-Busch, none of which shall be deemed Eligible Accounts.

SCHEDULE II To Amendment No. 5 To Amended and Restated Credit Agreement Conditions Precedent to Effectiveness of Amendment No. 5 (a) Administrative Agent or Collateral Agent, as applicable, shall have received each of the following documents, in form and substance reasonably satisfactory to Administrative Agent or Collateral Agent, as applicable, duly executed and delivered, and each such document shall be in full force and effect: (i) Administrative Agent shall have received at least three (3) Business Days prior to the Reorganization Effective Date all documentation and information as is reasonably requested by Administrative Agent, that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and including satisfactory internal regulatory compliance review for FDPA, and in respect of Constellium US Intermediate, to the extent it qualifies as “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate in relation to such Loan Party, in each case to the extent requested in writing at least ten (10) Business Days prior to the Reorganization Effective Date; provided, that, Loan Parties will use reasonable efforts to promptly provide any additional information requested thereafter and each Lender shall have received required internal FDPA compliance approval; (ii) a certificate from a secretary or assistant secretary of Constellium US Intermediate certifying as to and attaching (A) Constellium US Intermediate’s certificate or articles of incorporation, certificate of limited partnership or certificate of formation, as applicable, and all amendments thereto, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, (B) Constellium US Intermediate’s bylaws, partnership agreement, limited liability company agreement or other equivalent governing documents and all amendments thereto, (C) resolutions duly adopted by the Board of Directors or equivalent governing body of Constellium US Intermediate (or its managing general partner or managing member), (D) the incumbency and signatures of the officers or representatives of Constellium US Intermediate executing this Amendment No. 5 and the other Loan Documents and (E) the absence of any pending proceeding for the dissolution or liquidation of Constellium US Intermediate or, to the knowledge of such person, threatening the existence of Constellium US Intermediate; (iii) a certificate of good standing of Constellium US Intermediate from the Secretary of State (or other similar official) of the jurisdiction of its organization, dated as of a recent date not more than thirty (30) days prior to the Amendment No. 5 Effective Date; (iv) a favorable written opinion of Wachtell, Lipton, Rosen & Katz, as counsel for the Borrowers and the other Loan Parties, addressed to the Administrative Agent, the Lenders and the L/C Issuer, which shall be in form and substance reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent shall reasonably request; (v) the results of a search of the UCC filings (or equivalent filings) made with respect to Constellium US Intermediate, in the state of Delaware, together with copies of the financing statements (or similar documents) disclosed by such search; (vi) the Collateral Agent shall have received (A) a joinder to the Existing Credit Agreement, duly executed and delivered by Constellium US Intermediate, in form and substance satisfactory to the Administrative Agent, evidencing that Constellium US Intermediate has joined the

Credit Agreement as a Guarantor, (B) a supplement to the Collateral Agreement, duly executed and delivered by Constellium US Intermediate, substantially in the form of Exhibit A to the Collateral Agreement, and (C) an Acknowledgment and Consent, duly executed and delivered by CUSHI and Constellium US Intermediate, substantially in the form of Exhibit G to the Collateral Agreement; and (vii) (A) all Indebtedness of Constellium US Intermediate constituting Pledged Debt Securities (as defined in the Collateral Agreement) (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdcos and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent), and (B) the Collateral Agent shall, if any such Indebtedness is evidenced by a promissory note or an instrument, have received, to the extent not previously received under the Existing Credit Agreement, all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank; (b) except as otherwise contemplated by any Security Document and subject to Section 5.02(d) of the Credit Agreement, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document, and all taxes, fees, charges and costs in connection with the filing and recording of such Security Documents shall be incurred by the Borrowers; and (c) except as otherwise contemplated by any Security Document, Constellium US Intermediate shall have obtained all consents and approvals required to be obtained by it in connection with (A) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (B) the performance of its obligations thereunder.